                                                                   EXHIBIT 10.24
                                   AGREEMENT

     This Agreement ("Agreement") is entered into on this 4th day of June, 1997, by and among ELEK-TEK, INC., a Delaware corporation, with its principal place of business at 7350 North Linder Avenue, Skokie, Illinois 60077 ("Borrower"), NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA, a North Carolina corporation ("Nations"), DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation, in its individual capacity ("DFS"), and DFS as Agent under the Credit Facility (as defined below) (in such agent capacity, the "Agent") (all of the foregoing being referred to collectively as the "Parties"). (DFS, in its individual capacity under the AWF (as defined below), and as a "Lender" and Agent under the Credit Agreement, and Nations, as a "Lender" under the Credit Agreement, are sometimes hereinafter referred to individually as a "Lender Party" and collectively as the "Lender Parties.")

                                    RECITALS

     A. The Lender Parties have extended a credit facility to Borrower pursuant to the terms of (i) a Business Credit and Security Agreement dated as of October 31, 1996 (as amended, the "Credit Agreement"; capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement), (ii) an Agreement for Wholesale Financing dated on or about October 31, 1996 (as amended, "AWF"), and (iii) the other Loan Documents.

     B. The Obligations are secured by the Collateral. There is presently due and owing: (i) a principal amount of $13,113,298.37 under the Credit Agreement, and (ii) a principal amount of $12,861,589.26 under the AWF; as well as accrued interest and fees and expenses incurred by the Lender Parties.

     C. As of the date hereof, Borrower is in Default of the following sections of the Credit Agreement and similar sections of the AWF:

      (i) Section 9.3.1(a)(i) and (ii);

      (ii) Section 9.3.1(b)(i) and (ii);

      (iii) Section 9.3.1(c) with respect to the minimum ratio as of 12/31/96 and 3/31/97;

      (iv) Section 9.1.10(a) with respect to the due date for the delivery of the 12/31/96 financial statements and the requirement for delivery of an unqualified opinion of its auditors for such period; and

      (v) Section 10(f) with respect to certain of Borrower's Subordinated Debt obligations;

      all as more specifically described in a certain letter of even date herewith from Borrower to Agent (collectively, the "Designated Defaults").


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


     D. Borrower hereby acknowledges the Designated Defaults. Rather than dispute the Designated Defaults, the Parties have elected to resolve this matter by this Agreement. As a result of the Designated Defaults, Borrower acknowledges that the Lender Parties can proceed to enforce all rights and remedies pursuant to the Loan Documents.

     E. Borrower has requested that the Lender Parties waive the Designated Defaults.

     F. In exchange for the agreements, representations, covenants, releases and confirmations of Borrower contained and referenced herein, the Lender Parties are willing to agree to such waivers.

     G. Borrower acknowledges that each of DFS, Agent and each Lender has performed all obligations on its part to be performed under the Loan Documents and Borrower has no defenses to the payment of the sums due or to its performance thereunder.

     NOW, THEREFORE, for and in consideration of the above premises, the mutual promises and covenants contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. Waiver. Subject to the terms and conditions set forth herein, the Lender Parties waive the Designated Defaults.

     2. Waiver Terms and Conditions. Notwithstanding the provisions of Section 1 of this Agreement, the agreement to waive the Designated Defaults contained herein shall be conditioned upon the following terms:

        (a) The overall credit facility maximum under the Loan Documents is hereby reduced from $50,000,000 to $39,000,000, to consist of: (i) a reduction of the maximum working capital facility under the Credit Agreement from $35,000,000 to $26,000,000 (including therein, a reduction of the maximum amount of the Eligible Inventory Availability sublimit from $15,000,000 to $10,000,000), and (ii) a reduction of the maximum facility available under the AWF from $15,000,000 to $13,000,000.

        (b) An independent appraiser, chosen by Agent, in Agent's sole discretion, shall perform an appraisal of the Eligible Inventory. To the extent that the value of the Eligible Inventory, as indicated by the appraisal recommends a reduction in the advance rate for Eligible Inventory, as the Lender Parties shall determine, in their absolute discretion, the Lender Parties may, in their absolute discretion, reduce such advance rate downward from sixty percent (60%). All fees, charges, and expenses arising from or in any way relating to any such appraisal shall be the sole responsibility of Borrower.

        (c) The Loan Documents are hereby amended, effective as applicable by deleting each and every reference therein to the existing Financial Covenants, and replacing them with the following new Financial Covenants:




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



         Borrower agrees that it will at all times maintain the following:

         (i) a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than the amount shown below for the period corresponding thereto:


              Period                          Amount
         ---------------------                ----------

         Month ending 5/31/97                 $7,200,000
         Month ending 6/30/97                 $7,868,000
         Month ending 7/31/97                 $7,378,000
         Month ending 8/31/97                 $7,610,000
         Month ending 9/30/97                 $8,499,000
         Month ending 10/31/97                $7,962,000
         Month ending 11/30/97                $8,261,000
         Month ending 12/31/97                $9,830,000
          and each month thereafter


         (ii) a ratio of Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than the ratio shown below for the period corresponding thereto:


              Period                          Ratio
         ---------------------                -----------
         Month ending 5/31/97                 9.60 to 1.0
         Month ending 6/30/97                 8.80 to 1.0
         Month ending 7/31/97                 9.50 to 1.0
         Month ending 8/31/97                 9.90 to 1.0
         Month ending 9/30/97                 9.40 to 1.0
         Month ending 10/31/97                9.70 to 1.0
         Month ending 11/30/97                9.40 to 1.0
         Month ending 12/31/97                7.60 to 1.0
          and each month thereafter


         (iii) commencing with Borrower's quarter ending June 30, 1997 and for each fiscal quarter thereafter, a ratio of EBITDA to total interest expenses of not less than one and one-half to one (1.5 to 1.0) "EBITDA" as referenced above shall mean "EBIT" as defined currently in the Loan Documents, further modified to add back into Borrower's consolidated net income, provisions for depreciation and amortization of Intangibles.

           (iv) The amount of average days at any time Borrower's accounts payable are outstanding shall at no time exceed 65 days, as determined by the product resulting from multiplying (x) Borrower's accounts payable divided by its cost of goods sold, times (y) 365/12.

                (d) The Loan Documents are hereby amended to provide that notwithstanding anything to the contrary, all collections of Borrower's Accounts from retail sales: (i) attributable to Borrower's Illinois locations shall be deposited into; and (ii) attributable to Borrower's locations outside




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

Illinois shall be swept daily by Agent into; the Lockbox established pursuant to that certain Lockbox and Blocked Account Agreement with LaSalle National Bank dated as of October 31, 1996, or to such other account as Agent shall direct.

        (e) Notwithstanding anything to the contrary, Borrower agrees that the Lender Parties may examine the Collateral and otherwise perform the inspections described in the Loan Documents, at any time, and from time to time, during normal business hours, as frequently as deemed necessary.

        (f) From and after the date hereof, Borrower shall at all times maintain excess availability under the Credit Facility under the Credit Agreement of at least One Million Dollars ($1,000,000).

        (g) The Loan Documents are hereby amended to provide that notwithstanding anything therein to the contrary, the financing programs extended thereunder shall have a term expiring on January 2, 1998, with no "automatic" renewals thereof, and that termination for any reason, prior to such date shall require, among other things, Borrower's payment to Agent, for the pro rata benefit of DFS and Nations, of a termination fee of $50,000. The foregoing termination fee is in lieu of that set forth in Section 4.1 of the Credit Agreement.

        (h) The Loan Documents are hereby amended to provide that notwithstanding anything to the contrary, Borrower shall not permit the balance in its operating account(s) to exceed, at any time, $750,000.

        (i) The Loan Documents are hereby amended to provide that notwithstanding anything to the contrary, Borrower shall no longer be permitted to make principal or interest payments on the Subordinated Debt owing to Morton Goldman and the Estate of Hal Goldman.

        (j) The Loan Documents are hereby amended to provide that notwithstanding anything to the contrary, Borrower shall be required to deliver a Borrowing Base Certificate on a daily basis.

        (k) Section 3.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following new such section:

      "(a) Interest. Borrower hereby agrees to pay interest to Agent, on behalf of the Lenders, on the Daily Contract Balance (as defined below) owed under Borrower's Loans at a rate that is two and one half percentage points (2.5%) per annum above the Prime Rate. Interest on the Loans prior to maturity shall be payable monthly and at maturity."

        (l) The definition of "Subordinated Debt" in clause (v) of Section 9.3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition thereof:

      "(v) 'Subordinated Debt' means all of Borrower's Debt (including accrued interest thereon) which is subordinated to the payment of Borrower's liabilities to the Lenders by an agreement in form and substance satisfactory to the Required Lenders."


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


     3. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction, in Agent's sole discretion, of the following conditions:

        (a) Execution and delivery to Agent of an original counterpart(s) of this Agreement by Borrower and Nations on or before 5:00 p.m. Chicago, IL time on June 5, 1997.

        (b) The accuracy of the 12/31/96 and 3/31/97 financial statements and other historical information submitted by Borrower.

        (c) Borrower's payment in good funds to Agent, for the pro rata benefit of DFS and Nations, of a waiver and amendment fee in the amount of $100,000, which fee shall be payable as follows: (i) $35,000 upon Borrower's execution of this Agreement, (ii) $32,500 within 30 days of such date of execution, and (iii) $32,500 within 60 days of such date of execution; provided, that the timing for payment of the fees set forth in items (ii) and
(iii) above shall be accelerated upon a Default.

     4. Representations and Warranties. Borrower represents and warrants to the Lender Parties that:

        (a) Borrower's execution, delivery and performance of this Agreement is not subject to the prior consent or approval of any third party or governmental authority.

        (b) Except for the representation made in the last sentence of Section
8.1 of the Credit Agreement with respect to material adverse changes in the financial or business condition of Borrower subsequent to the date of Borrower's submission of the financial statements referenced in Section 8.1 of the Credit Agreement, all the obligations, representations and warranties contained in the Loan Documents remain in full force and effect, are hereby restated and reaffirmed as of the date hereof, as amended hereby, and no Default or Unmatured Default has occurred or is continuing except for the Designated Defaults.

        (c) The execution, delivery and performance of this Agreement by Borrower does not violate, contravene, or conflict with any statute, rule, regulation, agreement or instrument or order binding upon Borrower or to which Borrower is subject.

        (d) This Agreement constitutes the valid and binding obligation of Borrower and is enforceable in accordance with its terms.

     5. Covenants.  Borrower agrees and covenants that:

        (a) Borrower is bound by the covenants and agreements set forth in the Loan Documents, as amended hereby, and hereby restates and reaffirms each and every such covenant on and as of the date hereof, as amended hereby.

        (b) Borrower hereby grants DFS an irrevocable license to have an employee on site during business hours at Borrower's business premises to





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monitor Borrower's compliance with this Agreement and the Loan Documents, and for such other purposes permitted under the Loan Documents. Borrower acknowledges and agrees that the presence of any such personnel on Borrower's premises shall be for purposes of protecting each Lender Party's' interest in the Collateral and never deemed as any Lender Party's' exercise of control over Borrower, the Collateral or Borrower's business.

        (c) Borrower shall deliver all of the documents and instruments requested by the Lender Parties in conjunction with this Agreement and the Loan Documents to maintain, confirm and protect the security interest in the Collateral, and otherwise to effectuate the transactions contemplated hereby and thereby.

        (d) Borrower shall promptly notify Agent of (i) any adverse change in the financial condition or business of Borrower; (ii) any default under any agreement, contract or other instrument to which Borrower is a party, whereby any of Borrower's properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any of Borrower's property; (iv) any material litigation, arbitration or other claim or controversy which might become the subject of litigation against Borrower or affecting any of Borrower's properties; and (v) any bankruptcy proceeding filed by or against the Borrower under the Federal Bankruptcy Code, any state insolvency law or any similar law.

        (e) Time shall be of the essence with respect to Borrower's obligations under this Agreement.

     6. Default/Remedies. Upon: (a) the occurrence of a Default or an Unmatured Default, including but not limited to a default under this Agreement, other than a Designated Default, or (b) the institution by Borrower or any Person on behalf of Borrower, of any litigation or other legal action against one or all of the Lender Parties, seeking to have set aside or otherwise enjoin the performance of any provision of this Agreement or any other Loan Document; the Lender Parties shall be entitled to take such action(s) as provided under the terms of the Loan Documents. Borrower, except where prohibited by law, waives any notice of default, acceleration, termination of forbearance or other notice requirements or provisions contained within the Loan Documents, or imposed by applicable law prior to a Lender Party undertaking any such actions.

     7. Borrower's Releases. Borrower and its managers, shareholders, representatives, parent corporations, subsidiaries, affiliates, agents, partners, servants, employees, attorneys, heirs, successors and assigns, have this day RELEASED and by these presents do RELEASE, ACQUIT and FOREVER DISCHARGE, DFS, each Lender, and Agent, and their respective predecessors, successors, assigns, managers, shareholders, representatives, parent corporations, subsidiaries, affiliates, agents, servants, employees, attorneys, officers, and directors, each in their respective corporate and individual capacities (collectively, the "Released Parties") from any and all claims or causes of action, suits, debts, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, rights, variances, trespasses, damages, judgments, executions, claims and demands whatsoever




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

which they have, which are based on facts or circumstances which arose or existed from the beginning of time to the date hereof, whether known or unknown, asserted or unasserted, equitable or at law, arising under or pursuant to common or statutory law, rules or regulations, and which arose in the course of dealings between any of the Released Parties and Borrower, or any of them, or which are directly or indirectly attributable to any Loan Document, or the rights, interest, covenants, or agreements evidenced thereby, or any security therefor, all loan modification documents, this Agreement, any documents or instruments executed or delivered in connection with the foregoing, or the negotiation, execution, delivery, administration, management, collection or enforcement thereof (collectively, the "Applicable Transactions"). The foregoing release shall relate to any and all claims and causes of action of any kind or character relating to the Applicable Transactions, growing out of or in any way connected with or resulting from the acts, actions, or omissions, of any of the Released Parties, including, without limitation, any loss, costs, or damage arising or incurred in connection with any usurious interest, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate or partnership governance or prospective business advantage, breach of contract, deceptive trade practices, libel or slander (without admitting or implying that any such claim or cause of action exists or has any validity).

     8. Miscellaneous.

        (a) Waivers. No failure to exercise, and no delay in exercising, on the part of any Lender Party, any right under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of each Lender Party in such documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Nothing herein or in any Loan Document shall be construed to be a waiver by a Lender Party of any Default under any Loan Document, other than the Designated Defaults, as specifically described herein and subject to the terms hereof. The Lender Parties reserve all of their rights and remedies under the Loan Documents. Further, no Lender Party has consented to, nor shall anything herein be construed to imply a Lender Party's consent to, a release of the liens and security interest in the Collateral granted under the Loan Documents.

        (b) Survival of Representations and Warranties. All representations, warranties, covenants and conditions made in this Agreement and the Loan Documents, as amended hereby, shall survive the execution and delivery of these documents.

        (c) Severability. Any provision of this Agreement held by an arbitrator or a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect





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thereof shall be confined to the provision so held to be invalid or unenforceable.

        (d) Applicable Law. This Agreement shall be deemed to have been made, and to be performable in Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois.

        (e) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of each Lender Party, Borrower, and each of them, and their respective successors, heirs and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder.

        (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        (g) Notices. Any notice required or permitted to be given by any party hereunder shall be conclusively deemed to have been given and received if made in accordance with the relevant provisions of the Loan Documents.

        (h) Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

        (i) Full and Independent Knowledge. Each Party hereto represents that it has been represented by an attorney in conjunction with the preparation and review of this Agreement, that its representative has specifically discussed with its attorney the meaning and effect of this Agreement and that its representative has carefully read and understands the scope and effect each provision contained herein. Each Party further represents that it does not rely and has not relied upon any representation or statement made by the other Party hereto or any of its representatives with regard to the subject matter, basis or effect of this Agreement. There are no unwritten agreements between the Parties. This Agreement may only be amended by a writing signed by the Parties.

        (j) Ownership Claims. Each Party hereto warrants and represents to each of the other that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and agrees to indemnify, defend and hold each other Party harmless from and against any and all claims based on or arising out of such assignment or transfer purported assignment or transfer of claims or any portion thereof or interest therein.

        (k) Further Assurances. Each of the Parties, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof.

        (l) Dispute Resolution.   Any controversy or claim arising out of or
relating to this Agreement, the relationship resulting in or from this




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Agreement or the breach of any duties hereunder will be settled by Arbitration in accordance with the provisions of the relevant sections of the Loan
Documents.

     (m) Recitals. The above Recitals are true and correct in all respects and are hereby incorporated into this Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





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



        This Agreement is EXECUTED as of the date first written above.



ATTEST:                                 ELEK-TEK, INC.


Miguel Martinez, Jr.                    By:  Richard Rodriguez
--------------------                    ---------------------------
Secretary                               Name: Richard Rodriguez
                                        ---------------------------
                                        Title: President & CEO
                                        ---------------------------








                            CORPORATE ACKNOWLEDGMENT

STATE OF Illinois )
                  )  ss:
COUNTY  OF Cook)

     On the 4th day of June, 1997, before me personally came, Richard Rodriguez, who being by me duly sworn, did depose and say that he is the President of ELEK-TEK, INC., known to me to be the person who executed the within Agreement on behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated.

Mary Homes                                      (SEAL)
---------------------------------
Notary Public

My commission expires:       3-08-2000
                        ----------------------------------------





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




        This Agreement is EXECUTED as of the date first written above.



     ATTEST: DEUTSCHE FINANCIAL SERVICES CORPORATION, in its individual capacity and in its capacity as Agent and a Lender



Miguel Martinez, Jr.                    By:  Richard Rodriguez
--------------------                    ----------------------------------
Secretary                               Name: Richard Rodriguez
                                        ----------------------------------
                                        Title: Sr. Regional Vice President
                                        ----------------------------------







                            CORPORATE ACKNOWLEDGMENT


STATE OF Illinois )
                     )  ss:
COUNTY  OF Cook   )


     On the 4th day of June, 1997, before me personally came, Richard Rodriguez, who being by me duly sworn, did depose and say that s/he is the Sr. Regional Vice President of Deutsche Financial Services Corporation, known to me to be the person who executed the within Agreement on behalf of said corporation, and acknowledged to me that s/he executed the same for the purposes therein stated.


Mary Homes                                      (SEAL)
---------------------------------
Notary Public

My commission expires:       3-08-2000
                        ----------------------------------------

        This Agreement is EXECUTED as of the date first written above.



ATTEST:                          NATIONSCREDIT COMMERCIAL CORPORATION
                                 OF AMERICA


                                 By:  Ralph Throneberry
----------------------------     ------------------------------------
Secretary
                                 Name: Ralph Throneberry
                                 ------------------------------------

                                 Title: Senior Vice President
                                 ------------------------------------







                            CORPORATE ACKNOWLEDGMENT


STATE OF Texas  )
                   )  ss:
COUNTY  OF Dallas  )


     On the 4th day of June, 1997, before me personally came, Ralph Throneberry, who being by me duly sworn, did depose and say that s/he is the Senior Vice President of NationsCredit Commercial Corporation of America, known to me to be the person who executed the within Agreement on behalf of said corporation, and acknowledged to me that s/he executed the same for the purposes therein stated.

------------------------------------             (SEAL)
Notary Public

My commission expires:
                       ----------------------------------






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